Registration No. 333-05587

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	58-1873345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 Technology Parkway

Norcross, Georgia 30092-2929

(770) 441-1580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DANIEL J. KOHL

Chief Executive Officer

310 Technology Parkway

Norcross, Georgia 30092-2929

(770) 441-1580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communication to:

Thomas Wardell, Esq.

McKenna Long & Aldridge LLP

SunTrust Plaza, Suite 5300

303 Peachtree Street

Atlanta, Georgia 30308-3201

(404) 527-4000

DEREGISTRATION OF SECURITIES

Pediatric Services of America, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 relating to the Registration Statement on Form S-3, Registration No. 333-05587, filed on June 10, 1996, pertaining to the Registrant’s registration of 51,124 shares of common stock, par value $.01 per share.

The Registrant entered into an Agreement and Plan of Merger, dated as of April 25, 2007 (the “Merger Agreement”), with Portfolio Logic LLC, a Delaware limited liability company (which subsequently assigned its rights under such agreement to Pediatric Services Holding Corporation, its subsidiary), and Pointer Acquisition Co., Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement contemplates, among other things, the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant being the surviving entity and becoming a direct, wholly-owned subsidiary of Pediatric Services Holding Corporation. The Merger was consummated on August 31, 2007.

In connection with the Merger, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 31, 2007.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ Daniel J. Kohl
	Name:	Daniel J. Kohl
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2007.

Signatures	Title

/s/ Daniel J. Kohl Daniel J. Kohl	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Lori Reel Lori Reel	Chief Financial Officer, Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Jeffrey D. Zients Jeffrey D. Zients	Director

/s/ Michael D’Amato Michael D’Amato	Director